SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant |_|

Filed by a party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary  proxy  statement         |_| Confidential,   for  Use  of  the
                                               Commission  Only (as  permitted
                                               by Rule  14a-6(e)(2))
|_|  Definitive  proxy statement

|X|  Definitive  additional  materials

|_|  Soliciting  material pursuant to
     Rule 14a-11(c) or Rule 14a-12

                              IMC MORTGAGE COMPANY
                -------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

               __________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of filing fee (Check the appropriate box):

   |X|  No fee required.
   |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)   Title of each class of securities to which transaction applies:

       (2)   Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       (4)   Proposed maximum aggregate value of transaction:

       (5)   Total fee paid:

   |_|  Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)    Amount Previously Paid:

       (2)    Form, Schedule or Registration Statement No.:

       (3)    Filing Party:

       (4)    Date Filed:

                           (IMC Mortgage Company Logo)



                                                       October 15, 1999


Dear Fellow Shareholder:

We have previously sent to you proxy material for the upcoming Special Meeting of Shareholders of IMC Mortgage Company to be held on October 29, 1999. Your Board of Directors has unanimously recommended that shareholders vote in favor of the proposed Asset Purchase Agreement between the Company and CitiFinancial Mortgage Company.

                             YOUR VOTE IS IMPORTANT

Our latest records indicate that we have not yet received your vote on the Asset Purchase Agreement. In order to save the Company the considerable expense of further solicitation, please sign, date and return the enclosed proxy card today in the envelope provided.



Very truly yours,


/s/ George Nicholas
Chairman and Chief Executive Officer


             If you have any questions, or need assistance in voting
                  your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                                  TOLL-FREE, at
                                  888-750-5834

                    IF YOU HOLD YOUR SHARES THROUGH A BANK OR
                      BROKER, THEY CANNOT VOTE YOUR SHARES
                           WITHOUT YOUR INSTRUCTIONS.

Please contact the person responsible for your account and instruct them to vote your shares on your behalf today. Alternatively,
       you may be able to vote directly by telephone, or via the Internet.
            Please call Innisfree at the number above for assistance.